QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.02

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the Registration Statement on Form S-3 under the Securities Act of 1933 of Paul-Son Gaming Corporation and Subsidiaries ("Paul-Son") of our report dated March 22, 2002, except for Note 17, which is dated April 11, 2002 insofar as such report relates to the financial statements of Etablissements Bourgogne et Grasset S.A. contained in the current report on Form 8-K under the Securities and Exchange Act of 1934 of Paul-Son dated September 12, 2002 and in Paul-Son's Definitive Proxy Statement dated August 9, 2002. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.

MAZARS LLP

New York, New York
October 17, 2002

QuickLinks

  EXHIBIT 23.02
INDEPENDENT AUDITORS' CONSENT